RULE 10f-3 Transactions

Dreyfus A Bond Plus		Reporting Period	6/01/06-09/30/06	Portfolio Manager	Catherine Powers
		Total Net Assets	317,728,700		

Security purchased	Cusip/Sedol	Type of Offering	Lead Underwriter	Broker Dealer Purchased From	Expected Trade Date	Type of Security	Total Transaction (Shares/Par)	Purchase Price	Purchase Amount	Commission/Spread as % of Offering Price
Bear Stearns	073902ML9	New Issue	Bear Stearns	Bear Stearns	8/10/06	Corporate	785,000	99.61	781,931	2.51%
			Affiliated Underwriter	**Other Syndicate members**	**Date of First Offering**	**Rating of Security**	**Issue Size**	**% of Issue Size Purchased by Above Fund**	**% of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund**	**% of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%)**
			MFM	AG Edwards & Sons; Bank of America; BB&T Capital Markets; Charles Schwab; Citigroup; Edward D. Jones & Co; Fidelity Capital Markets; Morgan Stanley; UBS Financial; Wachovia Securities; Wells Fargo Brokerage; WM Financial Services	8/17/06	A1/A/A+	750,000,000	0.10%	0.25%	3.35%
					Was Price Paid the same as other Purchasers?	**Was Security Purchased on Offer Date?**	**Was Issuer in continuous operation for at least 3 years?**	**Was Offering part of Firm commitment?**	**Did Affiliated Underwriter benefit directly or indirectly from purchase?**	**Was Commission or Spread paid to the principal underwriter reasonable and fair compared to commission or spread paid to other underwriters in connection with similar transactions?**
					yes	yes	yes	yes	no	yes

Certification

The Adviser certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*

In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

SIGNED	Cathy Powers	DATE	10/16/06

RULE 10f-3 Transactions

Dreyfus A Bond Plus

Reporting Period	6/01/06-09/30/06
Total Net Assets	317,728,700

Portfolio Manager	Catherine Powers

Security purchased	Cusip/Sedol	Type of Offering	Lead Underwriter	Broker Dealer Purchased From	Expected Trade Date	Type of Security	Total Transaction (Shares/Par)	Purchase Price	Purchase Amount	Commission/Spread as % of Offering Price
Credit Suisse USA Inc	225434CH0	New Issue	Credit Suisse	Credit Suisse	8/10/06	Corporate	1,215,000	99.62	1,210,395	2.01%
			Affiliated Underwriter	**Other Syndicate members**	**Date of First Offering**	**Rating of Security**	**Issue Size**	**% of Issue Size Purchased by Above Fund**	**% of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund**	**% of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%)**
			MFM	BNP Paribas; BNY Capital Markets; Citigroup; Fifth Third Securities; HSBC Securities; Keybanc Capital Markets; Mitsubishi UFJ Securities; Santander Investment; SunTrust Robinson Humphrey; Trilon International; The Williams Capital Group	8/16/06	Aa3/AA-/AA-	750,000,000	0.16%	0.38%	2.93%
					Was Price Paid the same as other Purchasers?	**Was Security Purchased on Offer Date?**	**Was Issuer in continuous operation for at least 3 years?**	**Was Offering part of Firm commitment?**	**Did Affiliated Underwriter benefit directly or indirectly from purchase?**	**Was Commission or Spread paid to the principal underwriter reasonable and fair compared to commission or spread paid to other underwriters in connection with similar transactions?**
					yes	yes	yes	yes	no	yes

Certification

The Adviser certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*

In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

SIGNED	Cathy Powers	DATE	10/16/06